                                                                 EXHIBIT 10.78.2




                                 AMENDMENT NO. 2

                  AMENDMENT NO. 2, dated as of October 29, 2003, to the Credit Agreement dated as of February 25, 2002 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), between PANAMSAT CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Existing Lenders") and CREDIT SUISSE FIRST BOSTON, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Existing Lenders consent (i) to the creation of a new term loan facility (the loans thereunder, the "Tranche B1 Term Loans") under the Credit Agreement in an amount equal to $650,000,000 to be used by the Borrower to refinance the Tranche B Term Loans (as defined in the Credit Agreement) and all of the Tranche A Term Loans and
(ii) to certain other amendments to the Credit Agreement and, in that connection, the Administrative Agent has been granted authority by Existing Lenders constituting the Required Lenders, the Required Tranche A Term Loan Lenders and the Required Tranche B Term Loan Lenders under and as defined in the Credit Agreement to execute and deliver this Amendment on behalf of the Existing Lenders currently party to the Credit Agreement;

                  WHEREAS, each bank or financial institution or other entity (each, a "Tranche B1 Term Loan Lender" and, together with each Existing Lender, the "Lenders") executing a Lender Addendum substantially in the form of Annex A attached hereto (a "Lender Addendum") wishes to agree to (i) extend credit to the Borrower under the Credit Agreement in the form of the Tranche B1 Term Loans in an amount, as to each Tranche B1 Term Loan Lender, equal to the "Tranche B1 Term Loan Commitment" set forth opposite such Tranche B1 Term Loan Lender's name on such Tranche B1 Term Loan Lender's Lender Addendum and (ii) thereby (to the extent not already an Existing Lender) become a "Lender" under the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                  Section 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

                  2.01. Definitions. Section 1.01 of the Credit Agreement shall be amended by (i) deleting the definitions of "Echostar", "Echostar Combination Transaction" and "Stock Purchase Agreement" in their entirety, (ii) adding the following definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and (iii) amending in their entirety the following definitions (to the extent already included in said Section 1.01) as follows:

                  "Amendment No. 2 Effective Date" has the meaning assigned to such term in Section 4 of Amendment No. 2 hereto.

                  "Applicable Rate" means, for any day, (a) with respect to any Tranche B1 ABR Loan, 1.5% and any Tranche B1 Eurodollar Loan, 2.5%, (b) with respect to any Tranche B ABR Loan, 2.50% and any Tranche B Eurodollar Loan, 3.50% and (c) with respect to any ABR Loan (including any Swingline Loan) or Eurodollar Loan that is a Revolving Credit or Tranche A Term Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR" or "Eurodollar" for the respective Class of Loans, or "Commitment Fee Rate", respectively, based upon the Total Leverage Ratio as of the most recent determination date:

                                                                                                   COMMITMENT FEE
                   TOTAL LEVERAGE RATIO      REVOLVING CREDIT LOANS      TRANCHE A TERM LOANS           RATE
                   ----------------------------------------------------------------------------------------------
                           -----               ABR       Eurodollar       ABR       Eurodollar         -----
                   ----------------------------------------------------------------------------------------------
                          > 4.50              2.25%         3.25%        2.25%         3.25%           0.750%
                     < 4.50 and > 4.00        2.00%         3.00%        2.00%         3.00%           0.500%
                     < 4.00 and > 3.50        1.75%         2.75%        1.75%         2.75%           0.500%
                     < 3.50 and > 3.00        1.50%         2.50%        1.50%         2.50%           0.375%
                          < 3.00              1.25%         2.25%        1.25%         2.25%           0.375%

         For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date two Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Total Leverage Ratio shall be deemed to be in the highest range provided above (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Change in Control" means the occurrence of any one or more of the following events:

                           (a) at any time that the Borrower is not a Subsidiary
                  of a Permitted Holder, the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than one or more Permitted Holders of shares representing more than 30% of the total voting power represented by the issued and outstanding capital stock of the Borrower then entitled to vote in the election of the Board of Directors;

                           (b) at any time that the Borrower is a Subsidiary of
                  Hughes or a Holding Company, the acquisition of Control of Hughes or such Holding Company by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than a Permitted Holder;

                           (c) at any time, the occupation of a majority of the
                  seats (other than vacant seats) on the board of directors of the Borrower (or, at any time the Borrower is a Subsidiary of Hughes or a Holding Company of Hughes or such Holding Company) by Persons who were neither (i) nominated by the board of directors of the Borrower (or of Hughes or such Holding Company, as the case may be) with the affirmative vote of a majority of the members of said board of directors at the time of such nomination or election nor (ii) appointed by directors so nominated or elected or appointed by Permitted Holders;

                           (d) any "Change of Control" (however defined in the
                  relevant indenture or other instrument) shall occur with respect to the Senior 1998 Notes, the Senior 2002 Notes, or any Permitted Senior Indebtedness or Permitted Subordinated Indebtedness if the effect thereof is to require the Borrower to repurchase or redeem (or make an offer to repurchase of redeem) any such Notes or Indebtedness: or

                           (e) at any time after the consummation of a Holding
                  Company Transaction, the Holding Company shall cease to own directly all of the issued and outstanding capital stock and other ownership interests of the Borrower.

         For purposes of clause (a) above, a Person or group shall be deemed to own "beneficially" all shares that any such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time).

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans, Tranche B1 Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a

         Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, or Tranche B1 Term Loan Commitment.

                  "Commitment" means a Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment or Tranche B1 Term Loan Commitment, or any combination thereof (as the context requires).

                  "EBITDA" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following (in each case adjusted to exclude all extraordinary and unusual items, income or loss attributable to equity in affiliates and non-cash minority interest payments and receipts): (a) net operating income (calculated before taxes, Interest Expense, extraordinary and unusual items and income or loss attributable to equity in Affiliates) for such period plus (b) depreciation and amortization (to the extent deducted in determining net operating income) and other non-cash items deducted from net income for such period plus (c) costs associated with the Refinancing (including in connection with the execution and delivery of this Agreement and the other Loan Documents) allocated to such period plus
         (d) loss (or minus income) attributable to operations discontinued during such period plus (e) the aggregate collections by the Borrower and its Restricted Subsidiaries during such period on investments in sales-type leases minus (f) the aggregate amount of gross profit on sales-type leases included in net operating income for such period minus (g) any Specified Affiliate Payments made during such period (net of any contributions contemplated by clause (b) of the definition of "Specified Affiliate Payments").

                  Notwithstanding the foregoing, if during any period for which EBITDA is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any acquisition or Disposition of a business or operating unit then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such acquisition or Disposition had been made or consummated on the first day of such period.

                  "Holding Company" means a corporation, limited liability company or limited partnership that owns directly 100% of the issued and outstanding shares of capital stock and other ownership interest of each class of the Borrower, and which is formed either pursuant to
         Section 6.03(f) or clause (q) of Article VII. Anything herein to the contrary notwithstanding, Hughes shall not be a "Holding Company" for purposes of this Agreement.

                  "Interest Coverage Ratio" means, as at any date, the ratio of
         (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such Period.

                  "Interest Expense" means, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:
         (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease

         Obligations but excluding any interest not required to be paid in cash) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the aggregate amount of dividends paid in cash in respect of Disqualified Stock during such period plus (c) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period) minus (d) interest income for such period (but only to the extent not included in the determination of EBITDA for such period).

                  Notwithstanding the foregoing, (i) if during any period for which Interest Expense is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any acquisition or Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such acquisition or Disposition (and any Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with such acquisition or repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period and (ii) if, as at any date (a "calculation date"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Effective Date, Interest Expense shall be calculated (after giving effect to the adjustment contemplated in the foregoing clause (i)) only for the portion of such period commencing on the Effective Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Effective Date through and including the calculation date.

                  "Lenders" means the Persons listed on Schedule I, each Tranche B1 Term Lender executing and delivering a Lender Addendum to Amendment No. 2 hereto, and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Permitted Holder" means each of (i) General Motors or Hughes or, at any time after the completion of the Stock Purchase Transactions, News Corp. and (ii) any Subsidiary (including a Holding Company) or any other Person, directly or indirectly, Controlled by any of the foregoing.

                  "Principal Payment Dates" means each Quarterly Date, commencing with March 31, 2004 through and including September 30, 2010, or if such date is not a Business Day, on the next preceding Business Day.

                  "Syndicated", when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Revolving Credit, Tranche A Term, Tranche B Term, or Tranche B1 Term, as opposed to Swingline.

                  "Term", when used in reference to any Loan or Borrowing, refers to whether the Class of such Loan or Borrowing is Tranche A Term, Tranche B Term or Tranche B1 Term, as opposed to Revolving Credit or Swingline.

                  "Term Loan Commitments" means, collectively, the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments and the Tranche B1 Term Loan Commitments.

                  "Tranche B1 Term", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01(d).

                  "Tranche B1 Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche B1 Term Loans hereunder on the Amendment No. 2 Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche B1 Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
         Section 9.04. The initial amount of each Lender's Tranche B1 Term Loan Commitment is set forth in the Lender Addendum executed and delivered by such Tranche B1 Term Loan Lender, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B1 Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B1 Term Loan Commitments is $650,000,000.

                  "Tranche B1 Term Loan Lender" means a Lender with a Tranche B1 Term Loan Commitment or an outstanding Tranche B1 Term Loan.

                  2.02. The Commitments. Section 2.01 of the Credit Agreement shall be amended by inserting a new paragraph (d) at the end thereof to read as follows:

                  "(d) Tranche B1 Term Loans. Subject to the terms and conditions set forth herein, each Tranche B1 Term Loan Lender agrees to make one or more Tranche B1 Term Loans to the Borrower on the Amendment No. 2 Effective Date in a principal amount not exceeding its Tranche B1 Term Loan Commitment. The proceeds of the Tranche B1 Term Loans shall be applied, concurrently with the making thereof, to the prepayment of, first, the Tranche B Term Loans and, second, any excess thereof shall be applied to the prepayment of Tranche A Term Loans, as more particularly provided in Section 4(h) of Amendment No. 2 hereto. Amounts prepaid or repaid in respect of Tranche B1 Term Loans may not be reborrowed."

                  2.03. Requests for Syndicated Borrowings. Section 2.03(b)(i) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(i) whether the requested Borrowing is to be a Revolving Credit Borrowing, Tranche A Term Borrowing, Tranche B Term Borrowing or Tranche B1 Term Borrowing;"

                  2.04. Termination and Reduction of Commitments. Section 2.08(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(a) Scheduled Termination. Unless previously terminated, (i) the Term Loan Commitments of each Class shall terminate at 5:00 p.m., New York City time, on the Effective Date (or, in the case of the Tranche B1 Term Loan Commitment, on the Amendment No. 2 Effective
         Date), and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date."

                  2.05. Repayment of Loans; Evidence of Debt. Section 2.09(a) of the Credit Agreement shall be amended by inserting a new clause (v) at the end thereof to read as follows:

                  "(v) to the Administrative Agent for account of the Tranche B1 Term Loan Lenders the outstanding principal of the Tranche B1 Term Loans on each Principal Payment Date falling on or nearest to each date set forth in column (A) below, by an amount equal to the percentage of the original aggregate principal amount of the Tranche B1 Term Loans (after giving effect to the making thereof on the Amendment No. 2 Effective Date) set forth in column (B) below of the aggregate principal amount of the Tranche B1 Term Loans:

                               (A)                                  (B)
                      Principal Payment Date               Percentage Reduction
                      ----------------------               --------------------
                        March 31, 2004                              .25%
                        June 30, 2004                               .25%
                        September 30, 2004                          .25%
                        December 31, 2004                           .25%

                        March 31, 2005                              .25%
                        June 30, 2005                               .25%
                        September 30, 2005                          .25%
                        December 31, 2005                           .25%

                        March 31, 2006                              .25%
                        June 30, 2006                               .25%
                        September 30, 2006                          .25%
                        December 31, 2006                           .25%

                        March 31, 2007                              .25%
                        June 30, 2007                               .25%
                        September 30, 2007                          .25%
                        December 31, 2007                           .25%

                        March 31, 2008                              .25%
                        June 30, 2008                               .25%
                        September 30, 2008                          .25%
                        December 31, 2008                           .25%

                        March 31, 2009                              .25%
                        June 30, 2009                               .25%
                        September 30, 2009                          .25%
                        December 31, 2009                       23.5625%

                        March 31, 2010                          23.5625%
                        June 30, 2010                           23.5625%
                        September 30, 2010                      23.5625%"

                  2.06. Manner of Payment. Section 2.09(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment or prepayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of such Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing."

                  2.07. Optional Prepayment. Section 2.10(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (c) of this Section. Prepayments of Term Loan Borrowings under this paragraph
         (a) shall be applied (i) as between each Class of Term Loan Borrowings, pro rata in accordance with the respective aggregate principal amounts of the Loans of such Class outstanding on the date of prepayment and
         (ii) as within each
         such Class of Loans, to the respective installments thereof ratably in accordance with the respective principal amounts of such installments."

                  2.08. Prepayment of Loans. Section 2.10(b)(v) of the Credit Agreement shall be amended by deleting the final paragraph thereof in its entirety.

                  2.09. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. Section 2.17(c) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.11 in respect of Commitments of a particular Class shall be made for account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.08 shall be applied to the respective Commitments of such Class of the relevant Lenders, pro rata according to the amounts of their respective Commitments of such Class; (ii) each Syndicated Borrowing of any Class shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Commitments of such Class (in the case of the making of Syndicated Loans) or their respective Loans of such Class that are to be included in such Borrowing (in the case of conversions and continuations of Loans);
         (iii) each payment or prepayment of principal of Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche B1 Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans of such Class held by them; and (iv) each payment of interest on Revolving Credit Loans, Tranche A Term Loans, Tranche B Term Loans and Tranche B1 Term Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders."

                  2.10. No Material Adverse Change. Section 3.04(b) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(b) No Material Adverse Change. Since September 30, 2001, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole (other than general economic conditions which have not yet affected the business, assets, operations or condition, financial or otherwise, of the Borrower and its Restricted Subsidiaries, taken as a whole, and other than as disclosed in the Borrower's Form 8K, 10K and 10Q filings made prior to the Amendment No. 2 Effective Date). It is understood and agreed that, in determining whether a material adverse change as described above shall have occurred, reference shall not be made to whether or not the Borrower has achieved the financial results set forth in the projections delivered by the Borrower to the Administrative Agent in connection with the syndication of the Revolving Credit, Tranche A Term Loan and Tranche B Term Loan Commitments hereunder."

                  2.11. Disclosure. Section 3.11 of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "SECTION 3.11. Disclosure. As of the date hereof, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters (other than general economic conditions or the effects (i) resulting from the downgrading prior to the fourth quarter of 2001 of the credit rating for the Borrower's debt securities or (ii) resulting from Hughes' request that the Borrower consummate the Refinancing) known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The written reports, financial statements, certificates and other written information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contain no material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that the Borrower does not represent and warrant pursuant to this Section that the financial statements, taken alone, satisfy the provisions of this sentence); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Borrower's control, and that no assurance can be given that such projections will be realized. For purposes of this Section
         3.11 as of the date hereof, (i) the Offering Memorandum and (ii) all information contained in SEC filings by the Borrower or any Person with which the Borrower is consolidated on its financial statements shall be deemed disclosed to the Lenders."

                  2.12. Other Information. Section 5.01(h) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request, which may include such information as any Lender may reasonably determine is necessary or advisable to enable it either (i) to comply with the policies and procedures adopted by it and its Affiliates to comply with the Bank Secrecy Act, as amended, with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "Patriot Act") and with applicable regulations thereunder or (ii) to respond to requests for information concerning the Borrower and its Subsidiaries from any governmental, self-regulatory organization or financial institution in connection with its anti-money laundering and anti-terrorism regulatory requirements or its compliance procedures under the Patriot Act, including in either case information concerning the Borrower's direct and indirect shareholders and its use of the proceeds of the Loans hereunder."

            2.13. Insurance.

            (a) The first paragraph of Section 5.06(b)(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(iii) In-Orbit Risk Management. Other than with respect to
            (A) Excluded Satellites, (B) any In-Orbit Spare Satellite (but only to the extent that such In-Orbit Spare Satellite is not expected or intended, in the good faith determination of the Board of Directors and evidenced by a Board Resolution delivered to the Administrative Agent, to earn revenues in excess of $15,000,000 for the immediately succeeding twelve calendar months), and (C) any other Covered Satellite as the Borrower shall designate, with the prior consent of the Required Lenders, the Borrower either will obtain, maintain and keep in full force and effect, with respect to each Covered Satellite, In-Orbit Insurance or comply with the terms of the Satellite Risk Management Program, with respect to each Covered Satellite, provided that in no event, at any time, shall more than 47% of the aggregate number of transponders on all Covered Satellites (other than Excluded Satellites) that are in orbit be protected by In-Orbit Spare Satellites in accordance with the Satellite Risk Management Program."

            (b) Section 5.06(b)(iii)(II)(2) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

                  "(2) for such time as the Borrower and its Restricted
            Subsidiaries shall maintain at least 10 Covered Satellites (other than Excluded Satellites) in commercial operation in orbit, for all such insured Covered Satellites in the aggregate, shall be in an amount not less than 60% of the aggregate book value of all Covered Satellites insured in accordance with Section 5.06(b)(iii) (with the allocation of such insurance among such Covered Satellites being in the Borrower's discretion). In the event that fewer than 10 Covered Satellites (other than Excluded Satellites) are in commercial operation in-orbit, the Borrower shall have 120 days to obtain additional insurance in accordance with this Section 5.06(b)(iii) such that each insured Covered Satellite in-orbit shall be insured in an amount of not less than the book value for such Covered Satellite, provided that the Borrower shall be deemed to be in compliance with this Section 5.06(b)(iii) for such 120 day period;"

            2.14. Hedging Agreements. Section 5.10 of the Credit Agreement shall be deleted it in its entirety.

            2.15. Permitted Business Acquisition. Section 6.03(d)(i) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(i) the aggregate Purchase Price of any individual such acquisition shall not exceed (x) $200,000,000 during any single fiscal year or (y) $500,000,000 during the term of this Agreement, provided that without regard to and without usage of such limits, (A) the Borrower shall be permitted to make a Permitted Business Acquisition by Reinvestment of the Net Cash Proceeds of any Equity Issuance or the incurrence of any Affiliate Subordinated Indebtedness following the occurrence of such Equity Issuance or such incurrence as contemplated by Section 2.10(b)(ii) during the period contemplated therein and (B) the Borrower shall be permitted to make a Permitted Business Acquisition through the issuance of shares of its common stock (or the capital stock or other ownership interests of a Holding Company, or any parent company of such Holding Company or any Permitted Holder) to the respective seller(s) in such Acquisition,"

            2.16. Fundamental Changes. Section 6.03(f)(ii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(ii) subject to the satisfaction of the requirements set forth below, PanAmSat may merge with any direct or indirect Wholly Owned Subsidiary of Hughes or General Motors in a transaction designed to make the Borrower a Wholly Owned Subsidiary of Hughes or General Motors,"

            2.17. Investments. Section 6.05(m) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(m) additional Investments up to but not exceeding $100,000,000 in the aggregate at any one time outstanding, if at the time of any such Investment the Total Leverage Ratio is greater than or equal to 3.50 to 1, or $200,000,000 in the aggregate at any one time outstanding, if at the time of any such Investment the Total Leverage Ratio is less than 3.50 to 1."

            2.18. Restricted Payments. Section 6.06 clauses 6.06(ii) and 6.06(iii) of the Credit Agreement shall be amended and restated to read in their entirety as follows:

            "(ii) the aggregate amount of Restricted Payments (excluding any Restricted Payments described in clauses (A), (B) or (C) above or clauses
      (a), (b), (c) or (d) below) made during any fiscal year shall not exceed $50,000,000;

            (iii) the Total Leverage Ratio as at the last day of the fiscal quarter most recently ended prior to the date of such Restricted Payments shall not exceed 3.50 to 1 and the Borrower shall be in compliance with
      Section 6.10 (the determination of such compliance to be calculated on a pro forma basis) as at the end of and for the period of four fiscal quarters most recently ended prior to the date of such Restricted Payment for which financial statements of the Borrower and its Subsidiaries are available, under the assumption that such Restricted Payments shall have occurred at the beginning of the applicable period; and"

            2.19. Transactions with Affiliates. Section 6.07(d)(i) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(i) the aggregate amount paid by the Borrower and its Restricted Subsidiaries in respect of such reimbursement (x) during any period when such common parent is General Motors or Hughes, shall not exceed the aggregate amount of Federal, state and local income taxes the Borrower and its Subsidiaries would have been required to pay in the event they were a separate affiliated group with the Borrower being the common parent for such period and all prior periods (such taxes to be determined after giving effect to any net operating losses which would have been available to such separate affiliated group regardless of whether such net operating losses were used to offset income of other members of the group of which General Motors or Hughes was the common parent) and (y) during any period when such common parent is any other Person, shall not exceed the aggregate amount of such taxes the Borrower and its Subsidiaries would have been required to pay in the event they were a separate affiliated group with the Borrower being the common parent for such period and all prior periods after the date such other Person became such common parent (such taxes to be determined after giving effect to any net operating losses which would have been available to, and usable by, such separate affiliated group regardless of whether such net operating losses were used to offset income of other members of the group of which such other Person was the common parent) and"

            2.20. Capital Expenditures. Section 6.10(d) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(d) Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures by the Borrower and its Restricted Subsidiaries to exceed the following respective amounts for the following respective fiscal years:

      Fiscal Year Ending                              Amount
      ------------------                              ------
      December 31, 2002                           $425,000,000
      December 31, 2003                           $300,000,000
      December 31, 2004                           $300,000,000
      December 31, 2005                           $300,000,000
      December 31, 2006                           $300,000,000
      December 31, 2007                           $300,000,000
      December 31, 2008                           $300,000,000
      December 31, 2009                           $300,000,000
      December 31, 2010                           $300,000,000

      If the aggregate amount of Capital Expenditures for any period set forth in the schedule above shall be less than the amount set forth opposite such period in the schedule above, then the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) period, except that any such amount added to such immediately succeeding period that is not expended during such period may (but only so long as the same are applied to Capital Expenditures in connection with the purchase or construction of Satellites) be applied to Capital Expenditures in the next following period. By way of illustration, permitted amounts not expended in 2002 may be carried forward to 2003 and, to the extent applied to the purchase or construction of Satellites, may be carried forward to 2004."

            2.21. Successors and Assigns. Section 9.04(b)(iii) of the Credit Agreement shall be amended and restated to read in its entirety as follows:

            "(iii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Commitments) or $1,000,000 (in the case of the Tranche A, Tranche B or Tranche B1 Term Loan Commitments) unless each of the Borrower and the Administrative Agent otherwise consent,"

            Section 3. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent that the representations and warranties set forth in Article III of the Credit Agreement as amended hereby are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment.

            Section 4. Conditions to Effectiveness. The effectiveness of the amendments to the Credit Agreement set forth in Section 2, and the obligation of each Tranche B1 Term Loan Lender to make its Tranche B1 Term Loan under the Credit Agreement as amended hereby, is subject to the satisfaction of the following conditions precedent or, as applicable, to the receipt by the Administrative Agent (with sufficient copies for each of the Lenders) of the following documents, in each case (unless otherwise specified) in a manner in form and substance satisfactory to the Administrative Agent (the date of such satisfaction herein referred to as the "Amendment No. 2 Effective Date"):

            (a) Amendment No. 2. Duly executed and delivered counterparts of this Amendment from each Obligor and the Administrative Agent, duly executed and delivered Lender Addenda from the Tranche B1 Term Loan Lenders for aggregate Tranche B1 Term Loan Commitments in an amount equal to $650,000,000 and duly executed and delivered authorizations to the Administrative Agent from Existing Lenders constituting the Required Lenders, the Required Tranche A Term Loan Lenders and the Required Tranche B Term Loan Lenders to execute and deliver this Amendment No. 2.

            (b) Payment of Fees. The payment by the Borrower to the Administrative Agent for the account of the Tranche B1 Lenders of such amendment, upfront and other fees as have been agreed to be paid in connection with the making of the Tranche B1 Loans under the Credit Agreement contemplated hereby.

            (c) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the borrowings under the Credit Agreement in respect of the Tranche B1 Term Loans and any other legal matters relating to the Obligors (including board of director resolutions and evidence of the incumbency of officers), the Credit Agreement as amended by this Amendment and the Tranche B1 Term Loans, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (d) Officer's Certificate. A certificate, dated the Amendment No. 2 Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of
      Section 4.02 of the Credit Agreement.

            (e) Opinion of Counsel. An opinion, dated the Amendment No. 2 Effective Date, of Gibson, Dunn & Crutcher LLP, special New York counsel to the Obligors, covering the matters covered by clauses 1 through and including 6 of the opinion of Gibson, Dunn & Crutcher LLP delivered in connection with the Credit Agreement with respect to matters relating to the Tranche B1 Term Loans, and in each case covering such other matters as the Administrative Agent may reasonably request, including, without limitation, matters related to the Security Documents (and each Obligor hereby instructs such counsel to deliver each such opinion to the Lenders and to the Administrative Agent).

            (f) Opinion of Special New York Counsel to CSFB. An opinion, dated the Amendment No. 2 Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Joint Arrangers, substantially in the form of Exhibit I of the Credit Agreement (and CSFB hereby instructs such counsel to deliver such opinion to the Lenders).

            (g) Additional Security Documents.

                  (i) All necessary modifications or confirmations to the
            Security Documents in effect on the Amendment No. 2 Effective Date duly executed and delivered so as to ensure the continued effectiveness of the security interests created thereby and the spreading of the liens created thereby to cover the additional obligations to be incurred by the Obligors on the Amendment No. 2 Effective Date, in each case covering such matters as shall be requested by the Administrative Agent, provided, it being understood that the Tranche B1 Term Loan Lenders will not benefit from the Mortgage over the property located in Brooklyn, New York;

                  (ii) Evidence that such other action as shall be necessary to perfect or record the liens contemplated by the foregoing clause (i) under applicable law shall have been taken.

            (h) Repayment of Tranche B Term Loans. The principal of and interest on, and all other amounts owing in respect of the Tranche B Term Loans (including, without limitation, any amounts owing under Section 2.15 of the Credit Agreement), shall have been (or be concurrently) paid in full.

            (i) Other Documents. Such other documents as the Administrative Agent, any Lender or special New York counsel to the Administrative Agent may reasonably request.

            Section 5. Delivery of Lender Addenda. Each Tranche B1 Term Loan Lender shall become a party to this Amendment by delivering to the Administrative Agent a Lender Addendum duly executed by such Tranche B1 Term Loan Lender, the Obligors and the Administrative Agent.

            Section 6. Confirmation of Guarantee Agreement and Security Documents. Each of the Subsidiary Guarantors hereby confirms that the obligations of the Borrower in respect of the Tranche B1 Term Loans under the Credit Agreement shall be entitled to the benefits of the guarantee set forth in the Guarantee Agreement (and shall constitute "Guaranteed Obligations" under the Guarantee Agreement), and each of the Obligors hereby confirms that the obligations of the Obligors in respect of the Tranche B1 Term Loans under the Credit Agreement as amended hereby (in the case of the Borrower), and in respect of its guarantee under the Guarantee Agreement (in the case of the Subsidiary Guarantor), shall be entitled to the benefits of the collateral security provided by the Security Documents (and shall constitute "Secured Obligations" under each Security Agreement).

            Section 7. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                          PANAMSAT CORPORATION

                                          By:     /s/ Mike J. Inglese
                                             -----------------------------------
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                          CREDIT SUISSE FIRST BOSTON,
                                            as Administrative Agent

                                          By:    /s/ Sovonna Day-Goins
                                             -----------------------------------
                                          Title: Vice President


                                          CREDIT SUISSE FIRST BOSTON,
                                             as Administrative Agent

                                          By:     /s/ Jay Chall
                                             -----------------------------------
                                          Title:  Director


            Each of the Subsidiary Guarantors, by its signature below, hereby consents to the foregoing Amendment No. 2 for purposes of the Guarantee Agreement.

ESATEL COMMUNICATIONS, INC.                                  NET/36, INC.


By       /s/ James W. Cuminale            By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  James W. Cuminale                  Name:  James W. Cuminale
  Title: Executive Vice President -         Title: Executive Vice President -
         Corporate Development and                 Corporate Development and
         Corporate Secretary                       Corporate Secretary

PANAMSAT ASIA CARRIER                     PANAMSAT CAPITAL CORPORATION
  SERVICES, INC.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Executive Vice President -
         Chief Financial Officer                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary



PANAMSAT CARRIER SERVICES, INC.           PANAMSAT COMMUNICATIONS
                                            CARRIER SERVICES, INC.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Executive Vice President -
         Chief Financial Officer                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary



PANAMSAT COMMUNICATIONS                   PANAMSAT COMMUNICATIONS
  JAPAN, INC.                               SERVICES, INC.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Executive Vice President -
         Chief Financial Officer                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary



PANAMSAT INDIA, INC.                      PANAMSAT INDIA MARKETING, L.L.C.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Manager
         Chief Financial Officer

PANAMSAT INTERNATIONAL                    PANAMSAT INTERNATIONAL
  HOLDINGS, LLC                             SALES, INC.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Executive Vice President -
         Chief Financial Officer                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary



PANAMSAT INTERNATIONAL                    PANAMSAT INTERNATIONAL
  SYSTEMS LIMITED                           SYSTEMS, LLC


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Manager
         Chief Financial Officer



PANAMSAT INTERNATIONAL                    PANAMSAT LICENSEE CORP.
  SYSTEMS MARKETING, LLC


By       /s/ James W. Cuminale            By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  James W. Cuminale                  Name:  James W. Cuminale
  Title: Manager                            Title: Executive Vice President -
                                                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary



PANAMSAT MARKETING                        PAS INTERNATIONAL
  CORPORATION                               EMPLOYMENT, INC.


By       /s/ Michael J. Inglese           By       /s/ James W. Cuminale
  ------------------------------------      ------------------------------------
  Name:  Michael J. Inglese                 Name:  James W. Cuminale
  Title: Executive Vice President and       Title: Executive Vice President -
         Chief Financial Officer                   Corporate Development,
                                                   General Counsel and
                                                   Corporate Secretary

PAS INTERNATIONAL LLC                     SERVICE AND EQUIPMENT
                                            CORPORATION


By       /s/ James W. Cuminale            By       /s/ Michael J. Inglese
  ------------------------------------      ------------------------------------
  Name: James W. Cuminale                   Name:  Michael J. Inglese
  Title: Manager                            Title: Executive Vice President and
                                                   Chief Financial Officer



SOUTHERN SATELLITE CORP.                  SOUTHERN SATELLITE
                                            LICENSEE CORPORATION


By       /s/ James W. Cuminale            By       /s/ Michael J. Inglese
  ------------------------------------      ------------------------------------
  Name:  James W. Cuminale                  Name:  Michael J. Inglese
  Title: Executive Vice President -         Title: Executive Vice President and
         Corporate Development,                    Chief Financial Officer
         General Counsel and
         Corporate Secretary



USHI, LLC


By       /s/ James W. Cuminale
  ------------------------------------
  Name:  James W. Cuminale
  Title: Executive Vice President -
         Corporate Development,
         General Counsel and
         Corporate Secretary